Exhibit (a)(1)(E)

Letter to Clients with Respect to

Offer to Purchase

All Outstanding Shares of Common Stock

of

Fairchild Semiconductor International, Inc.

at

$20.00 Per Share, Net in Cash,

Pursuant to the Offer to Purchase dated December 4, 2015

by

Falcon Operations Sub, Inc.

a wholly owned subsidiary of

ON Semiconductor Corporation

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE ONE MINUTE FOLLOWING 11:59 P.M., NEW YORK CITY TIME, ON JANUARY 5, 2016, UNLESS THE OFFER IS EXTENDED OR EARLIER TERMINATED BY PURCHASER (SUCH DATE AND TIME, AS IT MAY BE SO EXTENDED, THE “EXPIRATION DATE”).

December 4, 2015

To Our Clients:

Enclosed for your consideration is an Offer to Purchase, dated December 4, 2015 (as it may be amended or supplemented, the “Offer to Purchase”), and the related Letter of Transmittal (as it may be amended or supplemented, the “Letter of Transmittal” and, together with the Offer to Purchase, the “Offer”), relating to the offer by Falcon Operations Sub, Inc., a Delaware corporation (“Purchaser”), to purchase all outstanding shares of common stock, par value $.01 per share (“Shares”), of Fairchild Semiconductor International, Inc., a Delaware corporation (“Fairchild”), at a price of $20.00 per Share, net to the seller in cash (the “Offer Price”), without interest and less any applicable withholding taxes, upon the terms and subject to the conditions set forth in the Offer. Purchaser is a wholly owned subsidiary of ON Semiconductor Corporation, a Delaware corporation (“ON Semiconductor”).

Also enclosed is Fairchild’s Solicitation/Recommendation Statement on Schedule 14D-9.

We or our nominees are the holder of record of Shares held by us for your account. A tender of such Shares can be made only by us or our nominees as the holder of record and pursuant to your instructions. The Letter of Transmittal accompanying this letter is furnished to you for your information only and cannot be used by you to tender Shares held by us or our nominees for your account.

We request instructions as to whether you wish to tender any or all of the Shares held by us or our nominees for your account pursuant to the Offer.

Your attention is directed to the following:

1.	The Offer Price is $20.00 per Share net in cash, without interest and less any applicable withholding taxes, upon the terms and subject to the conditions set forth in the Offer.

2.	The Offer is being made for all outstanding Shares.

3.	The Offer is being made in connection with the Agreement and Plan of Merger, dated as of November 18, 2015 (as it may be amended or supplemented, the “Merger Agreement”), by and among Fairchild, ON Semiconductor, and Purchaser, pursuant to which, after the completion of the Offer and the satisfaction or waiver of certain conditions, Purchaser will be merged with and into Fairchild, with Fairchild continuing as the surviving corporation (the “Merger”). At the effective time of the Merger, each Share issued and outstanding immediately prior to the effective time of the Merger (other than Shares held by (i) Fairchild as treasury stock, or ON Semiconductor, Fairchild or their respective wholly owned subsidiaries (including Purchaser) immediately prior to the Effective Time, which Shares will be cancelled and will cease to exist, and (ii) stockholders of Fairchild who properly exercise appraisal rights under the Delaware General Corporation Law) will be cancelled and automatically converted into the right to receive an amount in cash equal to the Offer Price.

4.	The Offer is not subject to any financing condition. The Offer is, however, subject to the satisfaction of the Minimum Condition (as defined in the Offer to Purchase) and the other conditions described in the Offer to Purchase. See Section 15 of the Offer to Purchase.

5.	The Offer and withdrawal rights will expire one minute following 11:59 p.m., New York City time, on January 5, 2016, unless the offer is extended or earlier terminated.

6.	Any transfer taxes applicable to Purchaser pursuant to the Offer will be paid by Purchaser, subject to Instruction 6 of the Letter of Transmittal.

If you wish to have us tender any or all of the Shares held by us for your account, please so instruct us by completing, executing and returning to us in the enclosed envelope the attached instruction form. Please forward your instructions to us in ample time to permit us to submit a tender on your behalf prior to the Expiration Date. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified on the attached instruction form.

Payment for Shares will be in all cases made only after such Shares are accepted by Purchaser for payment pursuant to the Offer and the timely receipt by Computershare Trust Company, N.A. (the “Depositary”), of (a) certificates for such Shares or a Book-Entry Confirmation (as defined in the Offer to Purchase) with respect to such Shares pursuant to the procedures set forth in the Offer to Purchase, (b) a Letter of Transmittal properly completed and duly executed, with any required signature guarantees (or, in the case of a book-entry transfer, an Agent’s Message (as defined in the Offer to Purchase) in lieu of the Letter of Transmittal) and (c) any other documents required by the Letter of Transmittal. Accordingly, tendering stockholders may be paid at different times depending upon when certificates for Shares or Book-Entry Confirmation with respect to Shares are actually received by the Depositary. Under no circumstances will interest be paid on the Offer Price for Shares, regardless of any extension of the Offer or any delay in payment for Shares.

The Offer is not being made to (nor will tenders be accepted from or on behalf of) holders of Shares in any jurisdiction in which the making of the Offer or the acceptance thereof would not be in compliance with the laws of such jurisdiction. In those jurisdictions where applicable laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of Purchaser by one or more registered brokers or dealers licensed under the laws of such jurisdiction to be designated by Purchaser.

Instructions with Respect to

Offer to Purchase

All Outstanding Shares of Common Stock

of

Fairchild Semiconductor International, Inc.

at

$20.00 Per Share, Net in Cash,

Pursuant to the Offer to Purchase dated December 4, 2015

by

Falcon Operations Sub, Inc.

a wholly owned subsidiary of

ON Semiconductor Corporation

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE ONE MINUTE FOLLOWING 11:59 P.M., NEW YORK CITY TIME, ON JANUARY 5, 2016, UNLESS THE OFFER IS EXTENDED OR EARLIER TERMINATED BY PURCHASER (SUCH DATE AND TIME, AS IT MAY BE SO EXTENDED, THE “EXPIRATION DATE”).

The undersigned acknowledge(s) receipt of your letter and the Offer to Purchase, dated December 4, 2015 (as it may be amended or supplemented, the “Offer to Purchase”), and the related Letter of Transmittal (as it may be amended or supplemented, the “Letter of Transmittal” and, together with the Offer to Purchase, the “Offer”), relating to the offer by Falcon Operations Sub, Inc., a Delaware corporation (“Purchaser”), to purchase all outstanding shares of common stock, par value $.01 per share (“Shares”), of Fairchild Semiconductor International, Inc., a Delaware corporation (“Fairchild”), at a price of $20.00 per Share, net to the seller in cash (the “Offer Price”), without interest and less any applicable withholding taxes, upon the terms and subject to the conditions set forth in the Offer. Purchaser is a wholly owned subsidiary of ON Semiconductor Corporation, a Delaware corporation.

The undersigned hereby instruct(s) you to tender the number of Shares indicated on the reverse (or if no number is indicated on the reverse, all Shares) that are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

The undersigned understands and acknowledges that all questions as to validity, form and eligibility of the surrender of any certificate representing Shares submitted on behalf of the undersigned to Computershare Trust Company, N.A. (the “Depositary”) will be determined by Purchaser (which may delegate power in whole or in part to the Depositary) and such determination shall be final and binding.

The method of delivery of this document is at the election and risk of the tendering stockholder. If delivery is by mail, then registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery prior to the Expiration Date.

Dated:

Number of Shares to be Tendered: Shares*

Account Number: Signature(s):

Capacity**

Dated:

Please Type or Print Name(s) above

Please Type or Print Address(es) above

Area Code and Telephone Number

Taxpayer Identification or Social Security Number(s)

*	Unless otherwise indicated, it will be assumed that all Shares held for the above indicated account are to be tendered.
**	Please provide if signature is by an attorney-in-fact, executor, administrator, trustee, guardian, officer of a corporation or other person acting in a fiduciary or representative capacity.

Please return this form to the brokerage firm or other nominee maintaining your account.

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